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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4/A No. 333-104793) and related Prospectus of InterActiveCorp (formerly USA Interactive) and to the incorporation by reference therein of our report dated February 5, 2003, except for the second paragraph of Note 15, as to which the date is March 19, 2003, and except for Note 16, as to which the date is April 28, 2003, with respect to the consolidated financial statements (as restated) and schedule of Expedia, Inc. included in its Annual Report, as amended by Amendment No. 1 (Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Seattle, Washington July 7, 2003

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT AUDITORS